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                                 EXHIBIT 10(CC)

              AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT
                AS OF APRIL 17, 1997 BETWEEN JACKSON W. MOORE AND
                           UNION PLANTERS CORPORATION


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                                                                  EXHIBIT 10(CC)

                   AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                    EMPLOYMENT AGREEMENT AS OF APRIL 17, 1997

         WHEREAS, Union Planters Corporation ("UPC") and Jackson W. Moore ("Officer") have entered into the Employment Agreement Amended and Restated as of April 17, 1997 ("Agreement"); and

         WHEREAS, the Board of Directors elected Jackson W. Moore as Chairman and Chief Executive Officer on September 18, 2000 and have approved this Amendment No. 1 to Sections 2.1 and 2.2 of the Agreement; and

         WHEREAS, the Salary and Benefits Committee of the Board of Directors has approved this Amendment No.1 to Section 3.1 of the Agreement.

         NOW, THEREFORE, the Agreement is hereby amended to read as follows:

         2.1 General Duties. Officer shall serve UPC as Chairman of the Board and Chief Executive Officer, and as an executive officer of any subsidiary of UPC to which he may be elected. Officer shall also be a member of the Board of Directors of UPC, and Bank and such other Boards of subsidiaries to which he may be elected. He shall also be a member of the Executive Committee of UPC and Bank, and such other committees of the Boards of UPC, Bank and subsidiaries to which he may be appointed. He shall perform such duties and responsibilities as are customarily performed by persons acting in such capacities.

         2.2 Extent of Service. During the term hereof, Officer agrees to devote substantially his entire time, attention and skill to the performance of his duties as Chairman of the Board and Chief Executive Officer of UPC. UPC recognizes that Officer serves on several civic and corporate boards and that such service does not conflict with the duties outlined above.

         3.1 Annual Base Salary. UPC shall pay Officer, and Officer shall accept from UPC, in full payment for Officer's services hereunder, an annual base salary in the minimum amount of Six Hundred and Fifty Thousand Dollars ($650,000.00), payable twice monthly in periodic equal installments during the year, which annual base salary shall be reviewed at least annually and may be increased from time to time as determined by the Board of Directors of UPC.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Amended and Restated Employment Agreement as of April 17, 1997, this 26th day of September, 2000.


Attest:                                 UNION PLANTERS CORPORATION

  /s/ E. J. House, Jr.                       /s/ Bobby L. Doxey
 ---------------------------       ---------------------------------------------
      E.J. House, Jr.                          Bobby L. Doxey
                                   Title: Senior Executive Vice President & CFO


                                               /s/ Jackson W. Moore
                                   ---------------------------------------------
                                        Jackson W. Moore, President and COO

Approved and Acknowledged:

UNION PLANTERS CORPORATION
SALARY AND BENEFITS COMMITTEE


By:      /s/ George W. Bryan
     ----------------------------
      George W. Bryan, Chairman


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